Exhibit 4.1

AMENDMENT NO. 2
This AMENDMENT NO. 2, dated as of September 25, 2012 (this “Agreement”), is entered into among DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), DISCOVERY COMMUNICATIONS, INC., a Delaware corporation (the “Guarantor”), each Lender a party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, Swing Line Lender and L/C Issuer. Capitalized terms used in this Agreement without definition shall have the meanings provided in Article I.
PRELIMINARY STATEMENTS:
The Borrower, the Guarantor, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to the Credit Agreement.
The Borrower and the Guarantor have requested that the Lenders agree to amend the Credit Agreement as hereinafter set forth.
The Lenders party to this Agreement are, on the terms and conditions stated below, willing to grant such request and to amend the Credit Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:
ARTICLE I
DEFINITIONS

1.01    Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Agreement” is defined in the preamble.
“Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
“Borrower” is defined in the preamble.
“Credit Agreement” means the Credit Agreement dated as of October 13, 2010, among the Borrower, the Guarantor, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer, as amended by that certain Amendment No. 1 dated as of August 8, 2011, among the Borrower, the Guarantor, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer.
“Lender” means each lender from time to time party to the Credit Agreement.
“Guarantor” is defined in the preamble.
1.02    Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

1.03    Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.09 of the Credit Agreement shall be equally applicable to this Agreement.

1
Amendment No. 2

ARTICLE II
AMENDMENTS

2.01    Amendments. Effective as of the Agreement Effective Date, the Credit Agreement is hereby amended as follows:
(a)Credit Agreement Section 1.01. Section 1.01 of the Credit Agreement is amended as follows:
(i)Existing Definitions. The existing definitions in Section 1.01 of the Credit Agreement for the terms “Applicable Rate” and “Maturity Date” are deleted in their entirety and the following new definitions for such terms are added in lieu thereof:
““Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:
Applicable Rate

Pricing Level	Debt Ratings S&P/Moody's	Facility Fee	Applicable Margin for LIBOR Loans; Letter of Credit Fee	Applicable Margin for Base Rate Loans and Swing Line Loans
1	A-/A3 or better	10.0 bps	77.5 bps	0.0 bps
2	BBB+/Baa1	12.5 bps	87.5 bps	0.0 bps
3	BBB/Baa2	15.0 bps	110.0 bps	10.0 bps
4	BBB-/Baa3	20.0 bps	130.0 bps	30.0 bps
5	BB+/Ba1 or worse	30.0 bps	145.0 bps	45.0 bps

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the “Debt Ratings”) of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that (a) if the respective Debt Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest); (b) if there is a split in Debt Ratings of more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (c) if the Borrower has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (d) if the Borrower does not have any Debt Rating, Pricing Level 5 shall apply.
Initially, the Applicable Rate following the Amendment No. 2 Effective Date shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 3.01(a)(ii) of Amendment No. 2. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(d) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Maturity Date” means October 12, 2017; provided, however, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”
(ii)New Definitions. The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetic order:
““Amendment No. 2 Effective Date” shall mean the Agreement Effective Date (as such term is defined in Amendment No. 2).
“Amendment No. 2” means that certain Amendment No. 2 dated as of September 25, 2012, among the Borrower, the Guarantor, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.”
(b)Credit Agreement Section 5.05(c). Section 5.05(c) of the Credit Agreement is deleted in its entirety and the following new Section 5.05(c) is added in lieu thereof:

2
Amendment No. 2

“(c)    As of the Amendment No. 2 Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.”
(c)Loan Documents. From and after the Agreement Effective Date, each reference to the Credit Agreement in any Loan Document shall be a reference to the Credit Agreement, as amended by this Agreement, as the same may hereafter be further amended, amended and restated, supplemented or otherwise modified.
2.02    Guarantor Acknowledgement. (a) The Guarantor consents and agrees to the terms of (i) this Agreement and (ii) the Credit Agreement, as amended and otherwise modified by this Agreement.
(b)    The Guarantor confirms and agrees that notwithstanding the effectiveness of this Agreement, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Guaranty to the “Credit Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Agreement.

ARTICLE III
CONDITIONS PRECEDENT

3.01    Conditions of Effectiveness. This Agreement is subject to the provisions of Section 11.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:
(a)    Deliveries. The Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and, each in form and substance reasonably satisfactory to the Administrative Agent:
(i)Agreement. Counterparts of this Agreement executed by the Borrower, the Guarantor and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Agreement;
(ii)Responsible Officer's Certificates. From each Loan Party, a certificate executed by a Responsible Officer of such Loan Party as to the matters set forth in Section 3.01(c) and certifying the current Debt Ratings;
(iii)Secretary's Certificates. From each Loan Party, a certificate completed and executed by the Secretary or Assistant Secretary of such Loan Party certifying as to the matters certified by such officer on the Closing Date pursuant to Section 4.01(a)(iii) of the Credit Agreement, including, without limitation, as to a copy of the resolutions of such Loan Party authorizing its execution and delivery of Amendment No. 2 and its performance of its obligations under Amendment No.2 and the Credit Agreement, as amended by Amendment No. 2, and as to the incumbency and specimen signatures of the officers of such Loan Party authorized to execute and deliver Amendment No. 2 on behalf of such Loan Party; and
(iv)Opinion. A favorable opinion of WilmerHale, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in substantially the form of the opinion delivered by such counsel to the Administrative Agent and the Lenders on the Closing Date under Section 4.01(a)(v) of the Credit Agreement;
(b)    Fees; Expenses. The Administrative Agent shall have received payment of the following: (i) for the account of each Lender which has executed a counterpart of this Agreement, a fee equal to 0.10% of the Commitment of such Lender; (ii) for the account of each Arranger, the fee due to such Arranger pursuant to that certain fee letter dated the date hereof among the Loan Parties and such Arranger; and (iii) for the account of the Administrative Agent, the amount of any fees and expenses required to be reimbursed on or before the Agreement Effective Date pursuant to Section 5.04 hereof; and
(c)    Representations and Warranties. The representations and warranties of the Borrower and the Guarantor contained in Article IV should be true and correct in all material respects.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement, the Borrower and the Guarantor hereby represent and warrant that on and as of the Agreement Effective Date after giving effect to this Agreement:
4.01    Due Authorization; No Conflict. The execution and delivery by the Borrower and the Guarantor of this Agreement and the performance by the Borrower and the Guarantor of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, have been duly authorized by all necessary corporate or other organizational action of the

3
Amendment No. 2

Borrower and the Guarantor, and do not and will not: (a) contravene the terms of the Borrower's or the Guarantor's Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower or the Guarantor is a party or affecting the Borrower, the Guarantor or any properties of the Borrower or the Guarantor or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or the Guarantor or any of their property is subject; or (c) violate any Law to which the Borrower or the Guarantor or any of their property is subject, except in each case referred to in clause (b) or (c), to the extent that such conflict or violation could not reasonably be expected to have a Material Adverse Effect.
4.02    Enforceability. Each of this Agreement and the Credit Agreement, as amended and otherwise modified by this Agreement, constitutes a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.03    Credit Agreement Representations. The representations and warranties of the Borrower and the Guarantor contained in the Credit Agreement are true and correct in all material respects except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
4.04    No Default. No Default or Event of Default has occurred and is continuing or resulted from the consummation of the transactions contemplated by this Agreement.
ARTICLE V
MISCELLANEOUS

5.01    Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
5.02    Lender Consent. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Agreement Effective Date specifying its objection thereto.
5.03    Effect of Agreement. (a) The Credit Agreement, as specifically amended or otherwise modified by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents.
5.04    Costs and Expenses. On the Agreement Effective Date, the Borrower agrees to pay all reasonable, documented out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.04(a) of the Credit Agreement which are invoiced to the Borrower on or prior to the Agreement Effective Date.
5.05    Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
5.06    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
5.07    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Page Follows]

4
Amendment No. 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWER:                            DISCOVERY COMMUNICATIONS, LLC

By: /s/ Eugenia Collis
Name:     Eugenia Collis
Title:    Senior Vice President and Treasurer

GUARANTOR:                            DISCOVERY COMMUNICATIONS, INC.

By: /s/ Eugenia Collis
Name:     Eugenia Collis
Title:    Senior Vice President and Treasurer

Signature Page
Amendment No. 2

ADMINISTRATIVE AGENT:                    BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Maurice E. Washington
Name:     Maurice E. Washington
Title:    Vice President

Signature Page
Amendment No. 2

LENDERS:    BANK OF AMERICA, N.A., as L/C Issuer,
as Swing Line Lender and as a Lender

By: /s/ Jay D. Marquis
Name:     Jay D. Marquis
Title:    Director

Signature Page
Amendment No. 2

JPMORGAN CHASE BANK, N.A.

By: /s/ Tina Ruyter
Name:     Tina Ruyter
Title:    Executive Director

Signature Page
Amendment No. 2

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Matthew Pennachio
Name:     Matthew Pennachio
Title:    Director

Signature Page
Amendment No. 2

CITIBANK N.A.

By: /s/ Keith Lukasavich
Name:     Keith Lukasavich
Title:    Vice President

Signature Page
Amendment No. 2

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By: /s/ Christopher Reo Day
Name:     Christopher Reo Day
Title:    Vice President

By: /s/ Tyler R. Smith
Name:     Tyler R. Smith
Title:     Associate

Signature Page
Amendment No. 2

BNP PARIBAS

By: /s/ Barbara Nash
Name:     Barbara Nash
Title:    Managing Director

BNP PARIBAS

By: /s/ Maria Mulic
Name:    Maria Mulic
Title:    Vice President

Signature Page
Amendment No. 2

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By: /s/ Kestrina Budina
Name:     Kestrina Budina
Title:    Director

By: /s/ Elvis Grgurovic
Name:     Elvis Grgurovic
Title:     Director

Signature Page
Amendment No. 2

GOLDMAN SACHS BANK USA

By: /s/ Mark Walton
Name:     Mark Walton
Title:    Authorized Signatory

Signature Page
Amendment No. 2

ROYAL OF BANK OF CANADA

By: /s/ Alfonse Simone
Name:     Alfonse Simone
Title:    Authorized Signatory

Signature Page
Amendment No. 2

SUNTRUST BANK

By: /s/ Cynthia Burton
Name:     Cynthia Burton
Title:     Vice President

Signature Page
Amendment No. 2

THE BANK OF NOVA SCOTIA

By: /s/ Steven Kerr
Name:     Steven Kerr
Title:    Managing Director

Signature Page
Amendment No. 2

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ James Travagline
Name:     James Travagline
Title:     Director

Signature Page
Amendment No. 2

MORGAN STANLEY BANK, N.A.

By: /s/ Kelly Chin
Name:     Kelly Chin
Title:    Authorized Signatory

Signature Page
Amendment No. 2

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /s/ Jose Carlos
Name:     Jose Carlos
Title:    Director

Signature Page
Amendment No. 2